EXHIBIT 23.1



           [TRICE & GEARY LLC LETTERHEAD]



Board of Directors
Glen Burnie Bancorp

  We hereby consent to the incorporation by reference of our report dated February 4, 1998 included or incorporated by reference in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 and to the references to our firm under the head ing "Experts" in the prospectus included in Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement for the Registrant's Dividend Reinvestment and Stock Purchase Plan and Stockholder Purchase Plan (File No. 333-37073).

                                   /s/ Trice & Geary LLC

                                   TRICE & GEARY LLC

November 4, 1998